EXHIBIT 4.3

CORCEPT THERAPEUTICS INCORPORATED

AMENDMENT NO. 1 TO

AMENDED AND RESTATED INFORMATION AND

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED INFORMATION AND REGISTRATION RIGHTS AGREEMENT (the “Amendment”) is made as of March 16, 2004 by and among Corcept Therapeutics Incorporated, a Delaware corporation (the “Company”), and the persons and entities listed on the attached Exhibit A (collectively, the “Investors”).

RECITALS

A. In connection with the sale by the Company of its Series C Preferred Stock, the Company and the Investors entered into that certain Amended and Restated Information and Registration Rights Agreement dated as of May 8, 2001 (the “Rights Agreement”).

B. Section 18.5 of the Rights Agreement provides that the Rights Agreement may be amended by a written instrument signed by the Company and by persons holding a majority of the Registrable Securities calculated on an as-converted basis.

C. The Investors who have executed this Amendment hold a majority of the Registrable Securities calculated on as-converted basis.

D. In connection with the initial Registered public offering of the Company’s Common Stock, the Investors and the Company wish to amend the Rights Agreement as set forth herein.

THE PARTIES AGREE AS FOLLOWS:

1. Terms not defined in this Amendment shall have the meaning set forth in the Rights Agreement.

2. Except as set forth in this Amendment, the Rights Agreement shall remain in full force and effect.

3. Section 6.2(c) of the Rights Agreement shall be amended and restated to read in its entirety as follows:

(c) Allocation of Shares in Piggyback Registration. In the event that the Underwriter’s Representative limits the number of shares to be included in a Registration pursuant to Section 6.2(b), the number of shares to be included in such

Registration shall be allocated (subject to Section 6.2(b)) in the following manner: the number of shares that may be included in the Registration and underwriting by selling stockholders shall be allocated among all Holders thereof and other holders of securities (other than Registrable Securities) requesting and legally entitled to include such securities in such Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such Holders and such other holders would otherwise be entitled to include in such Registration; provided, however, that notwithstanding any provision to the contrary in this Agreement, including without limitation this Section 6, Alan Schatzberg, or a member of his immediate family (“Schatzberg”), may sell in the Company’s initial Registered public offering up to Seven Hundred Fifty Thousand (750,000) shares of the Company’s Common Stock. In such event, provided that the Underwriter’s Representative advises the Company that no Registrable Securities may be included in the initial Registered public offering due to market factors, then no Holder, other than Schatzberg, shall be entitled to exercise piggyback registration rights pursuant to this Agreement in connection with such offering. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 6.2(c) shall be included in the Registration Statement.

4. This Agreement may be executed in two or more counterparts, including by facsimile, each of which shall constitute an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Amended and Restated Information and Registration Rights Agreement as of the date first above written.

Company:	CORCEPT THERAPEUTICS INCORPORATED, a Delaware corporation

	By:	/s/ ROBERT L. ROE

	Name:	Robert L. Roe

	Title:	President

Investor:	SUTTER HILL VENTURES, a California Limited Partnership

	By:	/s/ G. LEONARD BAKER, JR.

	Name:	G. Leonard Baker, Jr.

Managing Director of the General Partner

SUTTER HILL ENTREPRENEURS FUND (AI), L.P.

By:	/s/ G. LEONARD BAKER, JR.

Name:	G. Leonard Baker, Jr.

Managing Director of the General Partner

SUTTER HILL ENTREPRENEURS FUND (QP), L.P.

By:	/s/ G. LEONARD BAKER, JR.

Name:	G. Leonard Baker, Jr.

Managing Director of the General Partner

TOW PARTNERS, A California Limited Partnership

By:	/s/ PAUL M. WYTHES

Paul M. Wythes, General Partner

ANVEST, L.P.

By:	/s/ DAVID L. ANDERSON

David L. Anderson, General Partner

SAUNDERS HOLDINGS, L.P.

By:	/s/ G. LEONARD BAKER, JR.

G. Leonard Baker, Jr., General Partner

THE COXE/OTUS REVOCABLE TRUST U/A/D/ 4/23/98, TENCH COXE, TRUSTEE,

By:	/s/ TENCH COXE

Name:	Tench Coxe

Title:	Trustee

THE TAMERLANE CHARITABLE REMAINDER UNITRUST

By:	/s/ TENCH COXE

Tench Coxe, Trustee

/s/ GREGORY P. SANDS

GREGORY P. SANDS

/s/ G. LEONARD BAKER, JR.

G. LEONARD BAKER, JR.

GREGORY P. AND SARAH J.D. SANDS, TRUSTEES, THE GREGORY P. SAND SARAH J.D. SANDS TRUST AGREEMENT DATED 2/24/99 /s/ GREGORY P. SANDS

Gregory P. Sands, Trustee

THE YOUNGER LIVING TRUST, U/A/D 1/20/95 WILLIAM H. YOUNGER, JR., TRUSTEE

/s/ WILLIAM H. YOUNGER, JR.

William H. Younger, Jr., Trustee

SHV M/P/T/ FBO MICHELE Y. PHUA, WELLS FARGO BANK, TRUSTEE

By:	/s/ EVAN HODGENS

Name:	Evan Hodgens

Title:	Vice President

SHV M/P/T FBO WILLIAM H. YOUNGER, JR., WELLS FARGO BANK, TRUSTEE

By:	/s/ EVAN HODGENS

Name:	Evan Hodgens

Title:	Vice President

S HV M/P/T FBO SHERRYL W. HOSSACK, WELLS FARGO BANK, TRUSTEE

By:	/s/ EVAN HODGENS

Name:	Evan Hodgens

Title:	Vice President

WYTHES 1999 GRANDCHILDREN’S TRUST, JENNIFER W. VETTEL, PAUL M. WYTHES, JR., AND LINDA W. KNOLL, TRUSTEES

By:	/s/ DAVID E. SWEET

David E. Sweet, under Power of Attorney

THE REED TRAFFORD VETTEL 1999 IRREVOCABLE TRUST; LINDA W. KNOLL AND PAUL M. WYTHES, Jr., TRUSTEES

By:	/s/ DAVID E. SWEET

Paul M. Wythes, Jr., Trustee by David E. Sweet under Power of Attorney

PAUL M. WYTHES AND MARSHA R. WYTHES TRUSTEES, THE WYTHES LIVING TRUST (7/21/87)

By:	/s/ DAVID E. SWEET

by David E. Sweet under Power of Attorney

MARGARET LINDA VETTEL 1997 IRREVOCABLE TRUST, LINDA W. KNOLL AND PAUL M. WYTHES, JR., TRUSTEES

By:	/s/ DAVID E. SWEET

Paul M. Wythes, Jr., Trustee by David E. Sweet Under Power of Attorney

THE ANDERSON LIVING TRUST, U/A/D 1/22/98, DAVID L. ANDERSON, TRUSTEE

By:	/s/ DAVID L. ANDERSON

David L. Anderson, Trustee

/s/ JAMES C. GAITHER

JAMES C. GAITHER

/s/ LAWRENCE EBRINGER

LAWRENCE EBRINGER

JAMES N. WILSON AND PAMELA D. WILSON TRUST, U/D/T SEPTEMBER 27, 1983

By:	James N. Wilson

Name:	James N. Wilson
Title:	Trustee

/s/ PATRICIA TOM

PATRICIA TOM

/s/ LYNNE M. BROWN

LYNNE M. BROWN

/s/ MICHELE PHUA, TRUSTEE

PHUA FAMILY TRUST DATED OCTOBER 24, 2002

/s/ DAVID E. SWEET

SHERRYL W. HOSSACK by David E. Sweet Under Power of Attorney

/s/ DAVID E. SWEET

DAVID SWEET

1999 MELMON FAMILY TRUST, PAUL W. MELMON, TRUSTEE

By:	/s/ DAVID E. SWEET

Name:	David E. Sweet Under Power of Attorney

WHITE FAMILY TRUST DATED 4/3/97, JAMES N. WHITE AND PATRICIA A. O’BRIEN, TRUSTEES

By:	/s/ JAMES N. WHITE

Name:	James N. White

Title:	Trustee

ALTA BIOPHARMA PARTNERS II, L.P.

By:	/s/ ALIX MARDUEL

Name:	Alix Marduel

Title:	Managing Director

ALTA EMBARCADERO BIOPHARMA PARTNERS II, LLC

By:	/s/ HILARY STRAIN

Name:	Hilary Strain

Title:	VP of Finance and Admin.

MAVERICK FUND, LDC

By:	/s/ JOHN T. MCCAFFERTY

Name:	John T. McCafferty

Title:	Principal and General Counsel

MAVERICK FUND USA, LTD.

By:	/s/ JOHN T. MCCAFFERTY

Name:	John T. McCafferty

Title:	Principal and General Counsel

MAVERICK FUND II, LTD.

By:	/s/ JOHN T. MCCAFFERTY

Name:	John T. McCafferty

Title:	Principal and General Counsel

/s/ ROBERT ROE

ROBERT ROE

/s/ JAY CECIL

JAY CECIL

/s/ STUART DUTY

STUART DUTY

/s/ LAWRENCE J. HATTERER DR. LAWRENCE HATTERER

/s/ JO SHEN JOSEPHINE HAI-I SHEN /s/ MALCOLM L. GEFTER MALCOLM L. GEFTER /s/ ANDREW GALLIGAN ANDREW GALLIGAN

/s/ VAUGHN D. BRYSON VAUGHN D. BRYSON

/s/ STANLEY WATSON STANLEY WATSON

/s/ SARAH A. O’DOWD SARAH A. O’DOWD
/s/ CHRISTOPHER P. SAARI CHRISTOPHER P. SAARI

/s/ ROBERT H. ELLS ROBERT H. ELLS

SHV M/P/T FBO MICHELE Y. PHUA, WELLS FARGO BANK, TRUSTEE

By:	/s/ EVAN HODGENS

Name:	Evan Hodgens

Title:	Vice President

SHV PROFIT SHARING PLAN FBO GREGORY P. SANDS, WELLS FARGO BANK, TRUSTEE

By:	/s/ EVAN HODGENS

Name:	Evan Hodgens

Title:	Vice President

SHV PROFIT SHARING PLAN FBO DAVID E. SWEET (ROLLOVER), WELLS FARGO BANK, TRUSTEE

By:	/s/ EVAN HODGENS

Name:	Evan Hodgens

Title:	Vice President

SHV PROFIT SHARING PLAN FBO LYNNE M. BROWN, WELLS FARGO BANK, TRUSTEE

By:	/s/ EVAN HODGENS

Name:	Evan Hodgens

Title:	Vice President

SHV PROFIT SHARING PLAN FBO PATRICIA TOM, WELLS FARGO BANK, TRUSTEE

By:	/s/ EVAN HODGENS

Name:	Evan Hodgens

Title:	Vice President